Exhibit 31.3
CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) OF THE SECURITIES EXCHANGE ACT, AS AMENDED
I, John Gellert, certify that:

1.	I have reviewed this annual report on Form 10-K/A of SEACOR Marine Holdings Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date:	April 11, 2018

/s/ JOHN GELLERT
Name:	John Gellert
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)